Exhibit 99.1

FIRST US BANCSHARES, INC.

REPORTS THIRD QUARTER 2022 RESULTS

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Reports 31.4% Quarter-Over-Quarter Earnings Growth

BIRMINGHAM, AL (October 26, 2022) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”), the parent company of First US Bank (the “Bank”), today reported net income of $1.9 million, or $0.29 per diluted share, for the quarter ended September 30, 2022 (“3Q2022”), compared to $0.8 million, or $0.13 per diluted share, for the quarter ended September 30, 2021 (“3Q2021”) and $1.4 million, or $0.22 per diluted share, for the quarter ended June 30, 2022 (“2Q2022”). Net income totaled $4.6 million for the nine months ended September 30, 2022, compared to $2.7 million for the nine months ended September 30, 2021. Diluted earnings per share totaled $0.71 for the nine months ended September 30, 2022, compared to $0.41 per diluted share during the corresponding period of 2021.

Earnings improvement, comparing both 3Q2022 and the nine months ended September 30, 2022 to corresponding periods in 2021, was driven primarily by reductions in non-interest expense following strategic initiatives that were initiated by the Company beginning in the third quarter of 2021. The strategic initiatives included the cessation of new business development at the Bank’s wholly owned subsidiary, Acceptance Loan Company, Inc. (“ALC”), as well as efforts to reorganize the Bank’s retail banking, technology and deposit operations functions. As a result of these efforts, non-interest expense was reduced by $1.5 million, or 17.7%, comparing 3Q2022 to 3Q2021 and by $4.4 million, or 17.3%, comparing the nine months ended September 30, 2022, to the nine months ended September 30, 2021. Comparing 3Q2022 to 2Q2022, non-interest expense decreased by $0.2 million, or 2.2%.

“The business simplification efforts that we launched in 2021, combined with solid loan growth during the past two quarters have contributed to strong earnings growth both in the third quarter and for the year,” stated James F. House, President and CEO of the Company. “As we move forward, our team remains very focused on the economic challenges that have emerged, including the potential impacts of inflation, rising interest rates and a slowing economy on our borrowers and depositors. We believe that our balance sheet is well-positioned for the volatile environment that we are entering,” continued Mr. House.

Other Second Quarter Financial Highlights

Loan Growth – The table below summarizes loan balances by portfolio category at the end of each of the most recent five quarters as of September 30, 2022.

	Quarter Ended
	2022			2021
	September 30,	June 30,	March 31,	December 31,	September 30,
	(Dollars in Thousands)
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Real estate loans:
Construction, land development and other land loans	$36,740	$40,625	$52,817	$67,048	$58,175
Secured by 1-4 family residential properties	84,911	69,098	69,760	72,727	73,112
Secured by multi-family residential properties	72,446	66,848	50,796	46,000	51,420
Secured by non-farm, non-residential properties	200,505	187,041	177,752	197,901	198,745
Commercial and industrial loans	65,920	65,792	67,455	72,286	73,777
Paycheck Protection Program ("PPP") loans	31	116	643	1,661	3,902
Consumer loans:
Direct consumer	12,279	15,419	18,023	21,689	25,845
Branch retail	16,278	18,634	21,891	25,692	29,764
Indirect sales	262,742	252,206	220,931	205,940	194,154
Total loans	$751,852	$715,779	$680,068	$710,944	$708,894
Less unearned interest, fees and deferred costs	1,581	1,142	1,738	2,594	3,729
Allowance for loan and lease losses	9,373	8,751	8,484	8,320	8,193
Net loans	$740,898	$705,886	$669,846	$700,030	$696,972

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

The Company’s total loan portfolio increased by $36.1 million, or 5.0%, during 3Q2022. Loan volume increases resulted from growth primarily in the Bank’s residential (secured by multi-family and 1-4 family residential properties), commercial real estate (secured by non-farm, non-residential properties), and consumer indirect categories. Growth in these categories was consistent with continued commercial economic activity and resiliency in consumer demand during the quarter. Loan growth was partially offset by decreases in the construction, direct consumer, and branch retail categories. The decreases in direct consumer and branch retail loans were consistent with management’s expectations related to the Company’s business cessation strategy at ALC. As of September 30, 2022, loans totaled $751.9 million, an increase of $40.9 million, or 5.8%, since December 31, 2021.

Net Interest Income and Margin – Net interest income totaled $9.5 million in 3Q2022, compared to $9.3 million in 3Q2021 and $8.8 million in 2Q2022. The improvement compared to both prior quarters resulted from loan growth, as well as margin expansion as earning assets repriced faster than interest-bearing liabilities amid the rising interest rate environment. For the nine months ended September 30, 2022, net interest income totaled $27.1 million, compared to $27.7 million for the nine months ended September 30, 2021. The decrease comparing the nine months ended September 30, 2022 to the corresponding period of 2021, was attributable to reductions in interest and fees on ALC loans in connection with the ALC cessation of business strategy. Interest and fees on ALC loans decreased by $3.1 million comparing the nine months ended September 30, 2022 to the corresponding period of 2021. The decrease related to ALC loans was partially offset by interest income in the Bank’s other earning asset categories, which increased by $2.7 million comparing the nine months ended September 30, 2022 to the nine months ended September 30, 2021. As ALC’s loan portfolio continues to pay down, there will be continued reduction in interest and fees attributable to ALC’s loans. The reductions in loans at ALC have put downward pressure on total loan yield and net interest margin. As a result of the changing mix of earning assets, the Company’s net interest margin was reduced to 4.10% in 3Q2022, compared to 4.17% in 3Q2021. For the nine months ended September 30, 2022, net interest margin was 4.00%, compared to 4.29% for the nine months ended September 30, 2021. Though net interest income and margin have decreased as a result of the cessation of ALC's business, significant non-interest expense savings have also developed, and ultimately, reductions in losses and loan loss provisioning are also expected. Historically, ALC’s loan portfolio has represented both the Company’s highest yielding loans, as well as the portfolio with the highest level of credit losses. Accordingly, while interest earned on these loans has decreased, losses and loan loss provision expense are expected to decrease in the future after the portfolio has paid down. As the pay down continues, management is continuing efforts to grow earning assets in the Bank’s other loan and investment categories, while at the same time maintaining pricing discipline on deposit costs and earning asset yields consistent with the current interest rate environment. As of September 30, 2022, remaining loans, net of unearned interest and fees, in ALC’s portfolio totaled $23.8 million. This amount represents 49.7% of the total loans in ALC's portfolio as of September 30, 2021, immediately following implementation of the cessation of business strategy.

Deposit Growth and Deployment of Funds – Deposits totaled $846.5 million as of September 30, 2022, compared to $838.1 million as of December 31, 2021, an increase of $8.4 million, or 1.0%. Total average funding costs, including both interest- and noninterest-bearing deposits and borrowings, was 0.51% in 3Q2022, compared to 0.32% in 3Q2021. For the nine months ended September 30, 2022, average funding costs totaled 0.39%, compared to 0.36% during the corresponding period of 2021. In the current rising interest rate environment, management continues to seek to deploy earning assets in an efficient manner, including growth in both loans and investment securities. Investment securities, including both the available-for-sale and held-to-maturity portfolios totaled $145.9 million as of September 30, 2022, compared to $134.3 million as of December 31, 2021. The expected average life of securities in the investment portfolio as of September 30, 2022 was 3.59 years. Management maintains the portfolio with average durations that are expected to provide monthly cash flows that can be utilized to reinvest in earning assets at current market rates.

Loan Loss Provision – Loan loss provisions totaled $1.2 million in 3Q2022, compared to $0.6 million in 3Q2021. For the nine months ended September 30, 2022, loan loss provisions totaled $2.8 million, compared to $1.5 million for the nine months ended September 30, 2021. The increase in provision expense comparing both the quarter and nine months ended September 30, 2022 to the corresponding periods of 2021 reflected both an increase in charge-offs associated with ALC’s loan portfolio, as well as qualitative adjustments applied to the portfolio in response to heightened inflationary trends and other economic uncertainties that have emerged in 2022. In management’s view, the combination of the business cessation strategy, coupled with deteriorating economic conditions, including elevated inflation levels, has increased overall credit risk during 2022, particularly in ALC’s loan portfolio. Loan loss provisions recorded by the Company during the first nine months of 2022 included expense of $1.6 million associated with ALC’s loans and $1.2 million associated with the Bank’s portfolio. While loan loss provisions at ALC resulted primarily from increased charge-offs and heightened economic risk factors, provisions at the Bank resulted primarily from loan growth. Management will continue to closely monitor the impact of changing economic circumstances on the Company’s loan portfolio and will adjust the allowance accordingly. Due to its classification as a smaller reporting company by the Securities and Exchange Commission, the Company is not required to adopt the Current Expected Credit Loss (CECL) model to account for credit losses until January 1, 2023. Management is continuing to evaluate the impact that the adoption of CECL will have on the Company’s financial statements.

Non-interest Income – Non-interest income totaled $1.1 million in 3Q2022, compared to $0.9 million in 3Q2021. For the nine months ended September 30, 2022, non-interest income totaled $2.8 million, compared to $2.7 million for the corresponding period of 2021.

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

Non-interest Expense – Non-interest expense totaled $7.0 million in 3Q2022, compared to $8.5 million in 3Q2021. For the nine months ended September 30, 2022, non-interest expense totaled $21.0 million, compared to $25.3 million for the nine months ended September 30, 2021. The expense decreases in 2022 have resulted primarily from the cessation of ALC's business, as well as other efficiency efforts conducted by the Bank. As a result of these efforts, significant expense reductions were realized associated with salaries and employee benefits, occupancy and equipment, and other expenses associated with technology and professional services. Non-interest expense during the nine months ended September 30, 2022 was further reduced by $0.3 million in nonrecurring net gains on the sale of other real estate owned (OREO). Due primarily to significant reduction in non-interest expense, the Company's efficiency ratio improved to 66.3% in 3Q2022, compared to 83.5% in 3Q2021.

Asset Quality – The Company’s nonperforming assets, including loans in non-accrual status and OREO, totaled $2.8 million as of September 30, 2022, compared to $1.7 million as of June 30, 2022, and $4.2 million as of December 31, 2021. The increase in nonperforming assets during 3Q2022 resulted primarily from two loan relationships (one from the commercial and industrial category and one from the secured by 1-4 family category) that moved into nonaccrual status during the quarter. The reduction in nonperforming assets during the first nine months of 2022 resulted from the sale of OREO properties during the period. Reductions in OREO totaled $1.5 million and included the sale of banking centers that were closed in 2021. As a percentage of total assets, non-performing assets totaled 0.28% as of September 30, 2022, compared to 0.18% as of June 30, 2022, and 0.43% as of December 31, 2021.

Shareholders’ Equity – As of September 30, 2022, shareholders’ equity totaled $83.1 million, compared to $90.1 million as of December 31, 2021. The decrease in shareholders’ equity resulted from reductions in accumulated other comprehensive income due to declines in the market value of the Company’s available-for-sale investment portfolio, as well as repurchases of shares of the Company’s common stock during the nine months ended September 30, 2022. The market value declines in investment securities available-for-sale were the direct result of the increasing interest rate environment in 2022. No other-than-temporary impairment was recognized in the portfolio, and the Company has both the intent and ability to retain the investments for a period of time sufficient to allow for the full recovery of all market value decreases. The market value decrease in available-for-sale securities was partially offset by an increase in the market value of cash flow derivative instruments that hedge certain deposits and borrowings on the Company’s balance sheet.

Share Repurchases - During 3Q2022, the Company completed share repurchases totaling 64,000 shares of its common stock at a weighted average price of $10.20 per share. For the nine months ended September 30, 2022, the Company repurchased a total of 412,400 shares of its common stock at a weighted average price per share of $10.87. The repurchases were completed under the Company’s existing share repurchase program, which was amended in April 2021 to allow for the repurchase of additional shares through December 31, 2022. As of September 30, 2022, 596,813 shares remained available for repurchase under the program.

Cash Dividend – The Company declared a cash dividend of $0.03 per share on its common stock in 3Q2022. The dividend was consistent with dividends paid during the prior two quarters of 2022 and all four quarters of 2021.

Regulatory Capital –During 3Q2022, the Bank continued to maintain capital ratios at higher levels than required to be considered a “well-capitalized” institution under applicable banking regulations. As of September 30, 2022, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 11.09%. Its total capital ratio was 12.23%, and its Tier 1 leverage ratio was 9.23%.

Liquidity – As of September 30, 2022, the Company continued to maintain excess funding capacity sufficient to provide adequate liquidity for loan growth, capital expenditures and ongoing operations. The Company benefits from a strong core deposit base, a liquid investment securities portfolio and access to funding from a variety of sources, including federal funds lines, Federal Home Loan Bank advances and brokered deposits.

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

About First US Bancshares, Inc.

First US Bancshares, Inc. (the “Company”) is a bank holding company that operates banking offices in Alabama, Tennessee, and Virginia through First US Bank (the “Bank”). In addition, the Company’s operations include Acceptance Loan Company, Inc. (“ALC”), a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties.

Certain factors that could affect the accuracy of such forward-looking statements and cause actual results to differ materially from those projected in such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Such factors may include the rate of growth (or lack thereof) in the economy generally and in the Company’s service areas; the impact of the current COVID-19 pandemic on the Company’s business, the Company’s customers, the communities that the Company serves and the United States economy, including the impact of actions taken by governmental authorities to try to contain the virus and protect against it, through vaccinations and otherwise, or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security (CARES) Act and subsequent federal legislation) and the resulting effect on the Company’s operations, liquidity and capital position and on the financial condition of the Company’s borrowers and other customers; the impact of changing accounting standards and tax laws on the Company’s allowance for loan losses and financial results; the impact of national and local market conditions on the Company’s business and operations; strong competition in the banking industry; the impact of changes in interest rates and monetary policy on the Company’s performance and financial condition; the pending discontinuation of LIBOR as an interest rate benchmark; the impact of technological changes in the banking and financial service industries and potential information system failures; cybersecurity and data privacy threats; the costs of complying with extensive governmental regulation; the possibility that acquisitions may not produce anticipated results and result in unforeseen integration difficulties; and other risk factors described from time to time in the Company’s public filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Relative to the Company’s dividend policy, the payment of cash dividends is subject to the discretion of the Board of Directors and will be determined in light of then-current conditions, including the Company’s earnings, leverage, operations, financial conditions, capital requirements and other factors deemed relevant by the Board of Directors. In the future, the Board of Directors may change the Company’s dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	Quarter Ended					Nine Months Ended
	2022			2021		2022	2021
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Results of Operations:
Interest income	$10,670	$9,525	$9,381	$9,987	$10,030	$29,576	$29,934
Interest expense	1,155	699	672	727	695	2,526	2,223
Net interest income	9,515	8,826	8,709	9,260	9,335	27,050	27,711
Provision for loan and lease losses	1,165	895	721	493	618	2,781	1,517
Net interest income after provision for loan and lease losses	8,350	7,931	7,988	8,767	8,717	24,269	26,194
Non-interest income	1,088	856	829	865	896	2,773	2,656
Non-interest expense	7,032	6,878	7,056	7,414	8,547	20,966	25,342
Income before income taxes	2,406	1,909	1,761	2,218	1,066	6,076	3,508
Provision for income taxes	546	494	400	507	229	1,440	768
Net income	$1,860	$1,415	$1,361	$1,711	$837	$4,636	$2,740
Per Share Data:
Basic net income per share	$0.31	$0.23	$0.22	$0.27	$0.13	$0.76	$0.43
Diluted net income per share	$0.29	$0.22	$0.20	$0.25	$0.13	$0.71	$0.41
Dividends declared	$0.03	$0.03	$0.03	$0.03	$0.03	$0.09	$0.09
Key Measures (Period End):
Total assets	$989,277	$955,385	$968,646	$958,302	$956,734
Tangible assets (1)	981,421	947,462	960,650	950,233	948,592
Loans, net of allowance for loan losses	740,898	705,886	669,846	700,030	696,972
Allowance for loan and lease losses	9,373	8,751	8,484	8,320	8,193
Investment securities, net	145,903	152,536	137,736	134,319	121,467
Total deposits	846,537	844,296	853,117	838,126	846,842
Short-term borrowings	40,106	10,088	10,062	10,046	10,037
Long-term borrowings	10,708	10,690	10,671	10,653	-
Total shareholders’ equity	83,103	82,576	87,807	90,064	89,597
Tangible common equity (1)	75,247	74,653	79,811	81,995	81,455
Book value per common share	14.30	14.05	14.33	14.59	14.41
Tangible book value per common share (1)	12.95	12.70	13.02	13.28	13.10
Key Ratios:
Return on average assets (annualized)	0.75%	0.58%	0.58%	0.71%	0.35%	0.64%	0.39%
Return on average common equity (annualized)	8.78%	6.55%	6.17%	7.54%	3.71%	7.15%	4.14%
Return on average tangible common equity (annualized) (1)	9.69%	7.21%	6.77%	8.29%	4.08%	7.87%	4.57%
Net interest margin	4.10%	3.91%	3.97%	4.10%	4.17%	4.00%	4.29%
Efficiency ratio (2)	66.3%	71.0%	74.0%	73.2%	83.5%	70.3%	83.5%
Net loans to deposits	87.5%	83.6%	78.5%	83.5%	82.3%
Net loans to assets	74.9%	73.9%	69.2%	73.0%	72.8%
Tangible common equity to tangible assets (1)	7.67%	7.88%	8.31%	8.63%	8.59%
Tier 1 leverage ratio (3)	9.23%	9.33%	9.38%	9.17%	8.51%
Allowance for loan losses as % of loans	1.25%	1.22%	1.25%	1.17%	1.16%
Nonperforming assets as % of total assets	0.28%	0.18%	0.32%	0.43%	0.35%
Net charge-offs as a percentage of average loans	0.29%	0.36%	0.32%	0.18%	0.09%	0.24%	0.25%

(1) Refer to Non-GAAP reconciliation of tangible balances and measures beginning on page 10.
(2) Efficiency ratio = non-interest expense / (net interest income + non-interest income)
(3) First US Bank Tier 1 leverage ratio

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

THREE MONTHS ENDED September 30, 2022 AND 2021

(Dollars in Thousands)

(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Total loans	$743,145	$9,750	5.21%	$691,435	$9,568	5.49%
Taxable investment securities	148,964	748	1.99%	119,943	409	1.35%
Tax-exempt investment securities	2,322	8	1.37%	3,367	15	1.77%
Federal Home Loan Bank stock	1,808	17	3.73%	870	8	3.65%
Federal funds sold	1,984	11	2.20%	86	—	—
Interest-bearing deposits in banks	23,166	136	2.33%	73,490	30	0.16%
Total interest-earning assets	921,389	10,670	4.59%	889,191	10,030	4.48%

Noninterest-earning assets	64,593			67,067
Total	$985,982			$956,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand deposits	$243,131	$182	0.30%	$239,188	$141	0.23%
Savings deposits	211,724	342	0.64%	208,187	160	0.30%
Time deposits	209,361	340	0.64%	223,988	351	0.62%
Total interest-bearing deposits	664,216	864	0.52%	671,363	652	0.39%
Noninterest-bearing demand deposits	183,612	—	—	176,102	—	—
Total deposits	847,828	864	0.40%	847,465	652	0.31%
Borrowings	45,427	291	2.54%	10,032	43	1.70%
Total funding costs	893,255	1,155	0.51%	857,497	695	0.32%

Other noninterest-bearing liabilities	8,642			9,158
Shareholders’ equity	84,085			89,603
Total	$985,982			$956,258

Net interest income		$9,515			$9,335
Net interest margin			4.10%			4.17%

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

NET INTEREST MARGIN

nine months ended September 30, 2022 AND 2021

(Dollars in Thousands)

(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Annualized Yield/ Rate %	Average Balance	Interest	Annualized Yield/ Rate %
ASSETS
Interest-earning assets:
Total loans	$713,015	$27,339	5.13%	$672,807	$28,726	5.71%
Taxable investment securities	142,425	1,896	1.78%	100,245	1,059	1.41%
Tax-exempt investment securities	2,543	31	1.63%	3,464	47	1.81%
Federal Home Loan Bank stock	1,165	33	3.79%	948	25	3.53%
Federal funds sold	853	12	1.88%	84	—	—
Interest-bearing deposits in banks	45,133	265	0.79%	86,632	77	0.12%
Total interest-earning assets	905,134	29,576	4.37%	864,180	29,934	4.63%

Noninterest-earning assets	65,379			68,041
Total	$970,513			$932,221

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand deposits	$249,183	$438	0.24%	$233,329	$425	0.24%
Savings deposits	206,294	693	0.45%	190,296	453	0.32%
Time deposits	208,621	833	0.53%	230,986	1,222	0.71%
Total interest-bearing deposits	664,098	1,964	0.40%	654,611	2,100	0.43%
Noninterest-bearing demand deposits	182,862	—	—	169,780	—	—
Total deposits	846,960	1,964	0.31%	824,391	2,100	0.34%
Borrowings	27,994	562	2.68%	10,022	123	1.64%
Total funding costs	874,954	2,526	0.39%	834,413	2,223	0.36%

Other noninterest-bearing liabilities	8,833			9,288
Shareholders’ equity	86,726			88,520
Total	$970,513			$932,221

Net interest income		$27,050			$27,711
Net interest margin			4.00%			4.29%

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Cash and due from banks	$11,608	$10,843
Interest-bearing deposits in banks	25,212	50,401
Total cash and cash equivalents	36,820	61,244
Federal funds sold	120	82
Investment securities available-for-sale, at fair value	143,794	130,883
Investment securities held-to-maturity, at amortized cost	2,109	3,436
Federal Home Loan Bank stock, at cost	2,009	870
Loans, net of allowance for loan and lease losses of $9,373 and $8,320, respectively	740,898	700,030
Premises and equipment, net of accumulated depreciation of $21,338 and $21,916, respectively	24,209	25,123
Cash surrender value of bank-owned life insurance	16,360	16,141
Accrued interest receivable	2,691	2,556
Goodwill and core deposit intangible, net	7,856	8,069
Other real estate owned	686	2,149
Other assets	11,725	7,719
Total assets	$989,277	$958,302
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$177,778	$174,501
Interest-bearing	668,759	663,625
Total deposits	846,537	838,126
Accrued interest expense	719	224
Other liabilities	8,104	9,189
Short-term borrowings	40,106	10,046
Long-term borrowings	10,708	10,653
Total liabilities	906,174	868,238
Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,679,659 and 7,634,918 shares issued, respectively; 5,812,258 and 6,172,378 shares outstanding, respectively	75	75
Additional paid-in capital	14,386	14,163
Accumulated other comprehensive loss, net of tax	(7,212)	(276)
Retained earnings	102,523	98,428
Less treasury stock: 1,867,401 and 1,462,540 shares at cost, respectively	(26,669)	(22,326)
Total shareholders’ equity	83,103	90,064
Total liabilities and shareholders’ equity	$989,277	$958,302

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Interest income:
Interest and fees on loans	$9,750	$9,568	$27,339	$28,726
Interest on investment securities	920	462	2,237	1,208
Total interest income	10,670	10,030	29,576	29,934

Interest expense:
Interest on deposits	864	652	1,964	2,100
Interest on borrowings	291	43	562	123
Total interest expense	1,155	695	2,526	2,223

Net interest income	9,515	9,335	27,050	27,711

Provision for loan and lease losses	1,165	618	2,781	1,517

Net interest income after provision for loan and lease losses	8,350	8,717	24,269	26,194

Non-interest income:
Service and other charges on deposit accounts	311	271	904	777
Net gain on sales and prepayments of investment securities	—	—	—	22
Lease income	210	208	635	619
Other income, net	567	417	1,234	1,238
Total non-interest income	1,088	896	2,773	2,656

Non-interest expense:
Salaries and employee benefits	4,007	5,045	12,389	14,951
Net occupancy and equipment	861	1,259	2,468	3,318
Computer services	417	461	1,224	1,411
Fees for professional services	263	292	811	1,003
Other expense	1,484	1,490	4,074	4,659
Total non-interest expense	7,032	8,547	20,966	25,342

Income before income taxes	2,406	1,066	6,076	3,508
Provision for income taxes	546	229	1,440	768
Net income	$1,860	$837	$4,636	$2,740
Basic net income per share	$0.31	$0.13	$0.76	$0.43
Diluted net income per share	$0.29	$0.13	$0.71	$0.41
Dividends per share	$0.03	$0.03	$0.09	$0.09

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

Non-GAAP Financial Measures

In addition to the financial results presented in this press release that have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company’s management believes that certain non-GAAP financial measures and ratios are beneficial to the reader. These non-GAAP measures have been provided to enhance overall understanding of the Company’s current financial performance and position. Management believes that these presentations provide meaningful comparisons of financial performance and position in various periods and can be used as a supplement to the GAAP-based measures presented in this press release. The non-GAAP financial results presented should not be considered a substitute for the GAAP-based results. Management believes that both GAAP measures of the Company’s financial performance and the respective non-GAAP measures should be considered together.

The non-GAAP measures and ratios that have been provided in this press release include measures of tangible assets and equity and certain ratios that include tangible assets and equity. Discussion of these measures and ratios is included below, along with reconciliations of such non-GAAP measures to GAAP amounts included in the financial statements previously presented in this press release.

Tangible Balances and Measures

In addition to capital ratios defined by GAAP and banking regulators, the Company utilizes various tangible common equity measures when evaluating capital utilization and adequacy. These measures, which are presented in the financial tables in this press release, may also include calculations of tangible assets. As defined by the Company, tangible common equity represents shareholders’ equity less goodwill and identifiable intangible assets, while tangible assets represent total assets less goodwill and identifiable intangible assets.

Management believes that the measures of tangible equity are important because they reflect the level of capital available to withstand unexpected market conditions. In addition, presentation of these measures allows readers to compare certain aspects of the Company’s capitalization to other organizations. In management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets that typically result from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these measures, management believes that there are no comparable GAAP financial measures to the tangible common equity ratios that the Company utilizes. Despite the importance of these measures to the Company, there are no standardized definitions for the measures, and, therefore, the Company’s calculations may not be comparable with those of other organizations. In addition, there may be limits to the usefulness of these measures to investors. Accordingly, management encourages readers to consider the Company’s consolidated financial statements in their entirety and not to rely on any single financial measure. The table below reconciles the Company’s calculations of these measures to amounts reported in accordance with GAAP.

First US Bancshares, Inc. Reports Third Quarter 2022 Results

October 26, 2022

		Quarter Ended					Nine Months Ended
		2022			2021		2022	2021
		September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
		(Dollars in Thousands, Except Per Share Data)
		(Unaudited Reconciliation)
TANGIBLE BALANCES
Total assets		$989,277	$955,385	$968,646	$958,302	$956,734
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		421	488	561	634	707
Tangible assets	(a)	$981,421	$947,462	$960,650	$950,233	$948,592

Total shareholders’ equity		$83,103	$82,576	$87,807	$90,064	$89,597
Less: Goodwill		7,435	7,435	7,435	7,435	7,435
Less: Core deposit intangible		421	488	561	634	707
Tangible common equity	(b)	$75,247	$74,653	$79,811	$81,995	$81,455

Average shareholders’ equity		$84,085	$86,650	$89,502	$90,010	$89,603	$86,726	$88,520
Less: Average goodwill		7,435	7,435	7,435	7,435	7,435	7,435	7,435
Less: Average core deposit intangible		451	523	596	669	746	523	836
Average tangible shareholders’ equity	(c)	$76,199	$78,692	$81,471	$81,906	$81,422	$78,768	$80,249

Net income	(d)	$1,860	$1,415	$1,361	$1,711	$837	$4,636	$2,740
Common shares outstanding (in thousands)	(e)	5,812	5,876	6,130	6,172	6,218

TANGIBLE MEASURES
Tangible book value per common share	(b)/(e)	$12.95	$12.70	$13.02	$13.28	$13.10

Tangible common equity to tangible assets	(b)/(a)	7.67%	7.88%	8.31%	8.63%	8.59%

Return on average tangible common equity (annualized)	(1)	9.69%	7.21%	6.77%	8.29%	4.08%	7.87%	4.57%

(1)
Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders’ equity (c)

Contact:	Thomas S. Elley
205-582-1200